Exhibit 99.2
SPECIAL MEETING OF STOCKHOLDERS OF
FIRST REPUBLIC BANK
[____________], 2007
     The undersigned stockholder of First Republic Bank (the “Bank”) hereby constitutes and appoints Roger O. Walther, James H. Herbert, II, and Katherine August-deWilde, and each of them, with full power of substitution, attorneys and proxies of the undersigned to attend and act for the undersigned at the Special Meeting of Stockholders of the Bank to be held on [___], 2007, at [___]:00 [AM/PM] Local Time, at [___] and at any adjournments or postponements thereof, and to represent and vote as designated below all of the shares of Common Stock of the Bank that the undersigned would be entitled to vote with respect to the matters described in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, receipt of which is hereby acknowledged.
THE BOARD OF DIRECTORS OF THE BANK UNANIMOUSLY RECOMMENDS A
VOTE “FOR” THE APPROVAL OF THE PLAN OF MERGER CONTAINED IN THE
MERGER AGREEMENT
1.	To approve the plan of merger contained in the Agreement and Plan of Merger, dated as of January 29, 2007, among Merrill Lynch & Co., Inc., First Republic Bank and Merrill Lynch Bank & Trust Co., FSB, a wholly owned subsidiary of Merrill Lynch & Co., Inc., as it may be amended from time to time, pursuant to which First Republic Bank will be merged with and into Merrill Lynch Bank & Trust Co., FSB, as more fully described in the proxy statement/prospectus.

☐ FOR	☐ AGAINST	☐ABSTAIN
2.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the special meeting, if necessary, including to solicit additional proxies.

☐ FOR	☐ AGAINST	☐ABSTAIN
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE BANK.
When this proxy is properly executed and returned, the shares it represents will be voted as directed. If no specification is made, this proxy will be voted in favor of the approval of the plan of merger contained in the merger agreement and in accordance with the best judgment of the proxy holders with respect to any other matters which may properly come before the Special Meeting.
PLEASE SIGN AND DATE BELOW:

DATED: _______________________, 2007

X
Please sign exactly as name(s) appear hereon. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title. If a partnership, please sign in partnership name by authorized person.
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE
SO THAT IT MAY BE COUNTED AT THE SPECIAL MEETING